CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 20, 1997, which appears on page F-2 of the Imaging Diagnostic Systems, Inc. financial statements and to the reference to our firm under the caption "Experts" in the Prospectus.



                                           MARGOLIES AND FINK

Pompano Beach, Florida
May 1, 1997